Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Tom Ryan Investor Relations Advisor ph: 203.682.8200 fax: 203.682.8201	Mark L. Yoseloff, Ph.D., Chairman and CEO Richard Baldwin, Senior Vice President and CFO ph: 702.897.7150 fax: 702.270.5161

SHUFFLE MASTER, INC. ANNOUNCES COMPLETION

OF STARGAMES LIMITED ACQUISITION

Completion Signals Broad Expansion of Company’s Entertainment Products Line

LAS VEGAS . . . Wednesday, February 1, 2006 . . .. Shuffle Master, Inc. (NASDAQ National Market:  SHFL) announced today that its wholly owned indirect subsidiary, Shuffle Master Australasia Pty. Ltd., has completed its acquisition of Stargames Limited by purchasing 95% of the outstanding Stargames shares for AU $1.55 per share. Shuffle Master will begin consolidating Stargames’ operating results as of February 1, 2006, and will begin the compulsory acquisition process to obtain all remaining shares, a process which the company anticipates will take approximately 40 days. The shares purchase was funded by temporary bridge financing and Shuffle Master expects to secure permanent financing within the next 90 days.

Based in Sydney, Australia, Stargames develops, manufactures and distributes a wide range of innovative electronic entertainment gaming products to worldwide markets. Its product offerings include the Rapid Table Games™ and Vegas Star® multi-terminal gaming machine platforms, as well as a broad line of traditional video slot machines that have been designed primarily for the Australian and Asian gaming markets. With approximately 200 employees including 85 in design and development, Stargames generated $48 million US in profitable gaming revenues in its fiscal year ended June 30, 2005.

“The completion of the Stargames acquisition represents a significant milestone for Shuffle Master and signals a new era for our company’s product growth and expansion,” stated Mark Yoseloff, Ph.D., Chairman of the Board and Chief Executive Officer. “Their products will both enhance our Entertainment Products portfolio and provide additional electronic platforms for our branded content, and their experienced management team and talented employees will superbly position our company to expand our presence in the fast-growing Australasian region. We anticipate the transaction will be modestly accretive to fiscal 2006 earnings per share and operating cash flows, with larger gains expected starting in the second full combined year. With that, as previously communicated on our December 8, 2005 earnings conference call, we are targeting approximately 25% growth in quarter-over-quarter and year-over-year fiscal 2006 earnings per share, excluding the impact of adopting FAS 123R.”

Yoseloff continued, “With the immediate integration of the Stargames products, our direct sales forces will enable the Vegas Star and Rapid Table Game platforms to be aggressively promoted in areas where they have been previously underrepresented, and will enable us to compete more successfully in key growth areas like Europe, Asia and North America. This acquisition will further solidify our position as the industry’s premier table game provider.”

Rapid Table Games

Currently available in over 40 venues with an installed base of nearly 1,000 seats, Stargames’ Rapid Table Games product line combines a live dealer with multi-terminal electronic wagering for popular games like Roulette and Sic-Bo. With over 65% of its installed base currently installed in Australia and Asia, the Rapid Table Games product line focuses on combining popular high-volume gaming content with unparalleled game play, operator usability, systems integration and technical support. Rapid Roulette®, the product line’s signature offering, currently has the leading Australian market share and accounts for over 90% of the automated roulette multi-player products currently in use.

Vegas Star Multi-Terminal Gaming Machines

Currently available in over 130 venues with an installed base of over 1,700 seats, Stargames’ Vegas Star Multi-Terminal Gaming Machines feature animated dealers and a selection of public domain table games including roulette, baccarat and blackjack. Originally designed for the Australian and Asian markets where its market shares exceed 60% and 35% respectively, Vegas Star has rapidly become an integral part of casinos within its two primary markets. Stargames recently expanded its reach to include casinos within other key markets including Eastern Europe and the United States where it is currently available in two leading California tribal properties. Well known for its modular, attractive design, each Vegas Star configuration can accommodate up to 16 player stations, and will eventually offer all of Shuffle Master’s proprietary game content.

Electronic Gaming Machines

With a current installed base of over 9,500 units, Stargames’ complete line of Electronic Gaming Machines (EGM) have been an important contributor to the company’s growth and success and have enabled the company to become a leading provider of video slot technology within its primary Australian market. Featuring a variety of game selections including licensed content provided by WMS Gaming, Stargames’ EGMs are designed specifically for the Australian and Asian markets where over 75% of the installed base is located. The Stargames EGMs are also being aggressively marketed in Eastern Europe and South America and it is anticipated that these and other select regions will fuel future growth in this product line.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, intelligent table systems, and roulette chip sorters, to improve their profitability, productivity and security, and Entertainment Products, including proprietary table games, wireless gaming content and Table MasterTM games to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company’s existing products and new products as introduced; advances by competitors; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, administrative, product development, promotion and/or distribution costs; changes in the Company’s business systems or in technologies affecting the Company’s products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors; results from current and/or future litigation or claims; tax matters, including changes in tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company’s intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction’s regulatory scheme or approach, etc.) involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; the financial health of the Company’s casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company’s ability to meet its debt service obligations, including the Notes, and to refinance its indebtedness, which will depend on its future performance and other conditions or events and will be subject to many factors that are beyond the Company’s control; and various risks related to the Company’s customers’ operations in countries outside the United States, including currency fluctuation risks, which could increase the volatility of the Company’s results from such operations. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K.

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